Exhibit 5.1
June 10, 2008
Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
Re: Registration Statement on Form S-3 filed by Dendreon Corporation
Ladies and Gentlemen:
     We have acted as counsel for Dendreon Corporation, a Delaware corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of up to $300,000,000 of: (i) shares of common stock, $0.001 par value per share, of the Company (“Common Stock”), and associated preferred stock purchase rights governed by the Rights Agreement (as hereinafter defined) that may be issued to holders of the Common Stock (the “Rights”); (ii) shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or other securities or issuable upon exercise of a warrant to purchase Debt Securities; and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Common Stock, the Rights, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities” and each, a “Security.” The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
     1. The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
     2. When issued in accordance with the Rights Agreement, dated as of September 18, 2002, as it may be amended from time to time (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent, the Rights will be validly issued.
     3. The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
     4. The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
     5. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors (or a duly authorized committee thereof), the Company’s Amended and Restated Certificate of Incorporation, as amended, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities, including shares of Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.
     With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued.
     With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture that has been duly executed and delivered by the Company and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with New York law; (ii) all terms of such Debt Securities will have been established in accordance with the provisions of the indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the trustee under such indenture; and (iii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture.

     With respect to any Securities consisting of Warrants, we have further assumed that (i) a warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     The opinion set forth in paragraph 2 is limited to the valid issuance of the Rights under the General Corporation Law of the State of Delaware. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Board of Directors of the Company has acted and will act in the good faith exercise of its business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.
     Our opinions set forth in paragraphs 4 and 5 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally, or by general equitable principles, whether such principles are considered in a proceeding at law or at equity.
     The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day

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